UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 20, 2005

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU US HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-11668	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ELECTRIC DELIVERY COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrants’ telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The disclosure set forth in each of the items contained in this Form 8-K shall be deemed filed for TXU Corp. Only the disclosure set forth in Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) shall be deemed filed for TXU US Holdings Company, TXU Energy Company LLC and TXU Electric Delivery Company.

ITEM 1.01. ENTRY	INTO A MATERIAL DEFINITIVE AGREEMENT

TXU LONG-TERM INCENTIVE PLAN

TXU Corp. (the “Company”) maintains the TXU Long-Term Incentive Compensation Plan (the “LTIP Plan”) for designated key employees. The LTIP Plan was first approved by the shareholders of the Company in 1997 and reapproved, as amended, in 2002. The Plan is administered by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”), and awards under the LTIP Plan are made pursuant to agreements with individual participants in the LTIP Plan. With respect to the executive officers of the Company, the following types of award agreements have been issued under the LTIP Plan in 2005:

The Company has granted awards under the LTIP Plan to certain of its executive officers pursuant to the terms and conditions of Performance Unit Award Agreements (“Unit Awards”). The Unit Awards provide for the issuance of performance units, each having a value equal to one share of the Company’s common stock. The performance units vest at the end of a three year performance period as set forth in the applicable Unit Award. The number of performance units actually awarded pursuant to each Unit Award is determined using a formula based on (1) the Company’s total return to shareholders over the applicable performance period compared to the total return of the companies comprising the Standard & Poor’s 500 Electric Utilities Index and (2) the Company’s total return to shareholders over the applicable performance period. Depending on such total return, the number of performance units originally awarded in such Unit Award is adjusted to become 0% to 175% of the original amount, plus applicable dividends earned on the shares underlying such units. Upon vesting, the Unit Award requires the Company to settle all performance units in shares of the Company’s common stock. Generally, the Unit Awards provide that unvested performance units are forfeited upon termination of employment for reasons other than retirement, death or disability. The terms of each Unit Award are substantially similar to those set forth in Exhibit 10.1 hereto.

The Company has granted an award under the LTIP Plan to one of its executive officers pursuant to the terms and conditions of a Performance Unit Award Agreement (“Unit II Awards”). The Unit II Award provides for the issuance of performance units, each having a value equal to one share of the Company’s common stock. The performance units vest at the end of a three year performance period as set forth in the applicable Unit II Award. The number of performance units actually awarded pursuant to each Unit II Award is determined using a formula based on the Company’s total return to shareholders over the applicable performance period compared to the total return of the companies comprising the Standard & Poor’s 500 Electric Utilities Index. Depending on such total return, the number of performance units originally awarded in such Unit II Award is adjusted to become 0% to 200% of the original amount, plus applicable dividends earned on the shares underlying such units. The Unit II Awards contain forfeiture provisions consistent with the executive officer’s employment agreement, which provides generally that the awards are not forfeited upon termination of employment unless the termination is by the Company for “cause” (as defined in the executive officer’s employment agreement) or by the executive officer without “good reason” (as defined in the executive officer’s employment agreement). The terms of the Unit II Award are substantially similar to those set forth in Exhibit 10.2 hereto.

The foregoing summaries of the Unit Award and the Unit II Award are qualified in their entirety by reference to the actual forms of agreements, which are filed as Exhibits hereto.

2005 TXU CORP. OMNIBUS INCENTIVE PLAN

On February 18, 2005, the Board of Directors of the Company unanimously adopted the TXU Corp. 2005 Omnibus Incentive Plan (the “Omnibus Plan”), subject to shareholder approval. On May 20, 2005, the shareholders of the Company approved the Omnibus Plan. A summary of the principal terms and conditions of the Omnibus Plan was previously filed by the Company in its definitive proxy statement for the Company’s 2005 annual meeting of shareholders. See the Company’s Schedule 14A – Definitive Proxy Statement (filed on April 1, 2005). The terms of the Omnibus Plan are set forth in Exhibit 10.3 hereto.

OMNIBUS PLAN AWARD

On May 20, 2005, under the terms of that certain Employment Agreement, dated February 23, 2004, by and between the Company and C. John Wilder (the “Wilder Employment Agreement”), the Company granted an award under the Omnibus Plan to Mr. Wilder, the Company’s Chief Executive Officer, pursuant to the terms and conditions of a Performance Unit Award Agreement (“Unit III Award”). The terms of the Unit III Award are set forth in Exhibit 10.4 hereto. The Unit III Award provides for the issuance of 150,000 performance units, each having a value equal to one share of the Company’s common stock. The performance units vest at the end of a three-year performance period as set forth in the Unit III Award. The number of performance units actually awarded pursuant to the Unit III Award is determined using a formula based on the Company’s total return to shareholders over the applicable performance period compared to the total return of the companies comprising the Standard & Poor’s 500 Electric Utilities Index. Depending on such total return, the number of performance units originally awarded in such Unit III Award is adjusted to become from 0% to 200% of the original award, plus applicable dividends earned on the shares underlying such units. The Unit II Award contains forfeiture provisions consistent with the Wilder Employment Agreement, which provides generally that the awards are not forfeited upon termination of employment unless the termination is by the Company for “cause” (as defined in the Wilder Employment Agreement) or by Mr. Wilder without “good reason” (as defined in the Wilder Employment Agreement).

The foregoing summary of the Restricted Stock Award is qualified in its entirety by reference to the actual form of agreement, which is filed as an Exhibit hereto.

TXU EXECUTIVE ANNUAL INCENTIVE PLAN

The Board of Directors has adopted the TXU Executive Annual Incentive Plan effective January 1, 2005 (the “AIP Plan”) to provide annual cash incentive award opportunities to eligible executives of the Company. The purpose of the AIP Plan is to attract, motivate and retain key employees, to align the interests of participants and the Company’s shareholders, and to motivate eligible executives’ behaviors that drive successful results at the Company and business unit levels. The terms of the AIP Plan are set forth in Exhibit 10.5 hereto.

Administration

The Committee and the Senior Leadership Team of the Company are responsible for interpreting and administering the AIP Plan and have all authority and discretion to carry out such responsibility. They shall have the authority and responsibility to, among other things, identify eligible participants, determine and set performance guidelines and award amounts, adopt and approve rules and procedures for the administration of the AIP Plan, and make any other determinations or take such other actions as are advisable for administering the AIP Plan.

Eligibility

Under the terms of the AIP Plan, all elected officers of the Company and certain of its other subsidiaries, as well as other officer level employees having responsibilities commensurate with a vice president level who are approved by the Committee, are eligible to participate in the AIP Plan.

Establishment of Performance Goals

For each plan year, the Committee will establish performance goals, including for 2005 target amounts of operating earnings per share of the Company and operating cash flow of the Company, which must be met before awards under the AIP Plan are funded for the plan year. Based on the level of attainment of such performance goals, an aggregate AIP Plan award amount is determined. In addition, the Committee will establish target award levels (computed as a percentage of a participant’s annualized base salary) for all participants. For each plan year, the Senior Leadership Team of the Company will determine the methodology for allocating the aggregate AIP Plan award amount among the Company’s business units.

Determination of Individual Participant Awards

Under the terms of the AIP Plan, for each plan year, the Senior Leadership Team will assign a performance rating to each participant in the AIP Plan. These ratings will range from an outstanding rating to unacceptable rating. Payments under the AIP to each participant will be modified based on a multiplier determined by such rating (ranging from up to a 200% multiplier for an outstanding rating to 0% for an unacceptable rating).

Termination of Employment and Awards

Under the AIP Plan, if a participant resigns or is terminated (with or without cause) prior to the payment of an award for reasons other than death, disability, retirement or transfer to an affiliate of the Company, such participant will forfeit the right to receive such award. If a participant dies, becomes disabled or retires within a plan year after having attained at least three full months of participation in the AIP Plan during such plan year, the participant may, at the Senior Leadership Team’s discretion, receive a partial award, prorated for the number of months that the participant participated in the AIP Plan during the plan year.

The foregoing summary of the AIP Plan is qualified in its entirety by reference to the actual form of plan, which is filed as an Exhibit hereto.

TXU CORP. EXECUTIVE CHANGE IN CONTROL POLICY

On May 20, 2005, the Board of Directors adopted the TXU Corp. Executive Change in Control Policy (the “Change in Control Policy”). The purpose of the Change in Control Policy is to provide the payment of transition benefits to eligible executives of the Company and its subsidiaries in the event of their termination of employment without cause (as defined in the Change in Control Policy), or resignation for good reason (as defined in the Change in Control Policy), from the Company or a successor within twenty-four (24) months following a change of control (as defined in the Change in Control Policy). The terms of the Change in Control Policy are set forth in Exhibit 10.6 hereto. Under the terms of the Change in Control Policy, eligible executives are those employees:

•	who are members of the Company’s Leadership Team (i.e. an internal designation by the Company of certain key management employees that is generally comprised of elected officers of the Company and its subsidiaries with the title of Vice President and above), including the Company’s Chief Executive Officer and his direct reports;

•	who are not parties to an employment agreement or other agreement with the Company or its subsidiaries pursuant to which the employee may be eligible for benefits upon a change in control of the Company;

•	whose employment is terminated without cause or who resigns with good reason, in either case within twenty-four (24) months following a change of control of the Company; and

•	who agree to a general release of the Company and/or its subsidiaries.

Under the terms of the Change in Control Policy, upon the events described above, eligible executives will receive:

•	a one-time lump sum cash severance payment in an amount equal to a multiple (based on the eligible executive’s position with the Company (Chief Executive Officer (3x), Senior Leadership Team (i.e. the Chief Executive Officer’s direct reports) (2x), and Leadership Team (1x)) of an amount equal to the sum of (a) the eligible executive’s annualized base salary and (b) the eligible executive’s annual target incentive award for the year of termination or resignation;

•	continued eligibility for distribution of already granted LTIP awards at maturity; however any such distribution will be prorated for the period of the eligible executive’s employment during the relevant performance or restriction period prior to his/her termination;

•	continued coverage under the Company’s health care benefit plans based on the eligible executive’s position with the Company (Chief Executive Officer (3 years), Senior Leadership Team (2 years) and Leadership Team (1 year));

•	outplacement assistance at the Company’s expense for a period of time based on the participant’s position with the Company (Chief Executive Officer (2 years), Senior Leadership Team (18 months) and Leadership Team (1 year));

•	any vested, accrued benefits to which the eligible executive is entitled under the Company’s employee benefits plans covering the eligible executive; and

•	if any of the severance benefits described in the Change in Control Policy shall result in an excise tax pursuant to Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended, payable by the eligible executive, a tax gross-up payment to cover such additional taxes.

The foregoing summary of the Change in Control Policy is qualified in its entirety by reference to the actual form of policy, which is filed as an Exhibit hereto.

TXU CORP. 2005 EXECUTIVE SEVERANCE PLAN

On May 20, 2005, the Board of Directors adopted the TXU Corp. 2005 Executive Severance Plan (the “Severance Plan”). The purpose of the Severance Plan is to provide certain benefits to eligible executive management employees of the Company and its subsidiaries upon their termination of employment. The terms of the Severance Plan are set forth in Exhibit 10.7 hereto. Under the terms of the Severance Plan, eligible participants are those employees:

•	who are members of the Company’s Leadership Team, including the Company’s Chief Executive Officer and his direct reports;

•	whose employment is involuntarily terminated for reasons other than (1) cause (as defined in the Severance Plan), (2) the employee’s participation in the Company’s long-term disability plan or (3) a transaction involving the Company or any of its affiliates in which the employee is offered employment with a company involved in, or related to, the transaction;

•	who are not eligible to severance pursuant to another plan or agreement (including an employment agreement); and

•	who agree to a general release of the Company and/or its subsidiaries.

Under the terms of the Severance Plan, upon the events described above, eligible participants will receive:

•	a one-time lump sum cash severance payment in an amount equal to the sum of (1) a multiple of the participant’s annualized base salary based on the participant’s position with the Company (Chief Executive Officer (3x), Senior Leadership Team (2x), and Leadership Team (1x)) and (2) a prorated portion of the participant’s annual target incentive award for the year of termination;

•	continued coverage under the Company’s health care benefit plans based on the eligible executive’s position with the Company (Chief Executive Officer (3 years), Senior Leadership Team (2 years) and Leadership Team (1 year));

•	outplacement assistance at the Company’s expense for a period of time based on the eligible executive’s position with the Company (Chief Executive Officer (2 years), Senior Leadership Team (18 months) and Leadership Team (1 year)); and

•	any vested, accrued benefits to which the eligible executive is entitled under the Company’s employee benefits plans covering the eligible executive.

In the event of a change of control of the Company, severance benefits for eligible Leadership Team participants will be paid under the Change in Control Policy as described above and not the Severance Plan.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the actual form of plan, which is filed as an Exhibit hereto.

PETERSON EMPLOYMENT ARRANGEMENTS

As current employment agreements with the Company’s executive officers expire, the Company expects to employ such executive officers as at-will employees of the Company or its subsidiaries and for the terms of the Change in Control Policy and the Severance Plan, as described above, to govern.

On April 30, 2005, the Employment Agreement between Eric H. Peterson, the Company’s Executive Vice President and General Counsel, and the Company expired. Consistent with the policy described above, as of May 1, 2005, the Company has employed Eric H. Peterson as its Executive Vice President and General Counsel on an at-will employee basis. The Company pays Mr. Peterson an annual salary equal to $507,000, and Mr. Peterson is eligible for an annual bonus under the terms of the AIP Plan and award grants under the Omnibus Plan and to participate in the TXU Corp. Salary Deferral Plan.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 23, 2005, the Company announced that its 52.5 million accelerated share repurchase program initiated in November 2004 was complete.

Under the accelerated share repurchase agreement, Citigroup, the broker-dealer counterparty, borrowed 52.5 million shares of the Company’s outstanding common stock on November 26, 2004, which were immediately sold to and canceled by the Company. On that date, the Company paid Citigroup an initial price of $64.57 per share for a total of approximately $3.4 billion, subject to a future contingent purchase price adjustment (true-up) based on the actual price of the shares purchased on the open market by Citigroup. Since then, Citigroup has been purchasing shares of the Company’s common stock in the open market to return its borrowed shares as contemplated by the accelerated share repurchase agreement. For a summary of the material terms of the accelerated share repurchase agreement, see the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2005, to which the accelerated share repurchase agreement is filed as exhibit 10(nn).

Based on the $73.82 per share average price paid by Citigroup for the 52.5 million shares, the Company expects to pay Citigroup a net true-up settlement amount, including fees, of approximately $523 million. The Company anticipates funding the settlement within the next three business days from cash on hand and bank borrowings, which will ultimately be repaid with cash from operations. Accordingly, TXU Energy Company LLC will borrow approximately $450 million from its joint $3.5 billion Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., Citibank, N.A., Wachovia Bank, National Association, Bank of America N.A., Calyon New York Branch and certain other lenders party thereto (the “Credit Agreement”). For a summary of the material terms (including payment and acceleration provisions) of the Credit Agreement see the Current Report on Form 8-K filed with the SEC by the Company and certain of its subsidiaries on April 1, 2005, to which the Credit Agreement is filed as an exhibit. After giving effect to this borrowing, as of May 23, 2003, $2.225 billion of aggregate capacity remains available under the Company’s credit facilities.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 20, 2005, the Company announced that Erle Nye stated that (1) effective June 1, 2005, he will retire from service as an employee of the Company, but will continue to serve the Company as a consultant and (2) he would not stand for reelection to the Board of Directors at the 2006 annual meeting of shareholders of the Company.

Consistent with the terms of the Wilder Employment Agreement, on May 20, 2005, the Board of Directors elected Mr. Wilder as the Chairman of the Board of Directors of the Company, replacing Mr. Nye whose term as Chairman had expired. Mr. Wilder, 46, joined the Company as President and Chief Executive Officer in February 2004. His previous experience includes serving as the Executive Vice President and Chief Financial Officer of Entergy Corporation from 1998 to 2004. Mr. Wilder has no family relationships with any member of the Board of Directors or other executive officers of the Company. The Company has previously filed the Wilder Employment Agreement with the Securities and Exchange Commission. See the Company’s Form 10-K for the year ended December 31, 2004 (filed March 16, 2005).

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 20, 2005, the Board of Directors of the Company adopted an amendment to the Bylaws of the Company (the “Bylaws”) adding a new section 9 entitled “Conduct of Meetings of Shareholders”. The effective date of this amendment is May 20, 2005. Other than the addition of the new Section 9, the Bylaws were not amended and remain in full force and effect. The restated Bylaws are set forth in Exhibit 3.1 hereto. A summary of the new Section 9 of the Bylaws follows.

Section 9 of the restated Bylaws grants the Board of Directors the authority, to the extent not prohibited by law, to adopt rules and regulations for the conduct of meetings of the shareholders of the Company. In addition, Section 9 grants, to the extent not inconsistent with the rules and regulations set by the Board of Directors, the chairman of any meeting of shareholders to prescribe such other rules and regulations necessary for the proper conduct of the Company’s meetings of shareholders.

In particular, the new Section 9 of the restated Bylaws requires that only business properly brought before a meeting of shareholders may be conducted at such meeting and sets forth certain procedures for shareholders of the Company to bring matters before a meeting of shareholders of the Company. These procedures require that a shareholder, with respect to annual meetings of shareholders, provide timely, prior notice (in a manner set forth in the Bylaws) of proposed matters to the Company. With respect to special meetings of the shareholders, the only business to be conducted shall be that business brought before the meeting in accordance with the notice of the special meeting.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the actual restated form of Bylaws, which is filed as an Exhibit hereto.

ITEM 8.01.	OTHER EVENTS.

On May 20, 2005, the Board of Directors approved the change of the Company’s transfer agent, registrar and dividend disbursing agent from TXU Business Services Company to Wachovia Bank, National Association (“Wachovia”). Following a transition period, the Company expects that Wachovia will become the Company’s transfer agent, registrar and dividend disbursing agent during June of 2005.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

3.1	Restated Bylaws of TXU Corp., effective May 20, 2005.

10.1	Form of Performance Unit Award Agreement, by and between TXU Corp. and Participant (“Unit Award”).

10.2	Form of Performance Unit Award Agreement, by and between TXU Corp. and Participant (“Unit II Award”).

10.3	2005 TXU Corp. Omnibus Incentive Plan.

10.4	Performance Unit Award Agreement, by and between TXU Corp. and C. John Wilder (“Unit III Award”).

10.5	TXU Executive Annual Incentive Plan.

10.6	TXU Corp. Executive Change in Control Policy.

10.7	TXU Corp. 2005 Executive Severance Plan.

10.8	Summary of Employment Arrangement between the Company and Eric H. Peterson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Kirk Oliver
Name:	Kirk Oliver
Title:	Executive Vice President and Chief Financial Officer

TXU US HOLDINGS COMPANY

By:	/s/ Kirk Oliver
Name:	Kirk Oliver
Title:	Executive Vice President and Chief Financial Officer

TXU ENERGY COMPANY LLC

By:	/s/ Kirk Oliver
Name:	Kirk Oliver
Title:	Executive Vice President and Chief Financial Officer

TXU ELECTRIC DELIVERY COMPANY

By:	/s/ Kirk Oliver
Name:	Kirk Oliver
Title:	Executive Vice President and Chief Financial Officer

Dated: May 23, 2005